                       STOCK PURCHASE AND OPTION AGREEMENT

                  This Agreement, dated as of this 3rd day of May, 1996 is by and among Technology Service Group, Inc., a Delaware corporation (the "Company"), Wexford Partners Fund L.P., Acor, S.A., Firlane Business Corp. (each a Seller and, together, the "Sellers") and A.T.T. IV, N.V., a Netherlands Antilles corporation (the "Investor"), with an address c/o its investment advisor, Applied Telecommunications Technologies, Inc., a Delaware corporation (the "Advisor"), 20 William Street, Wellesley, MA 02181.

                              W I T N E S S E T H:

                  WHEREAS, the Company has prepared and filed with the United States Securities and Exchange Commission (the "Commission") an Amendment No. 2 to a Registration Statement on Form S-1 (File No. 33-80695) (the "Registration Statement"), which includes a Preliminary Prospectus, dated March 29, 1996 as a part thereof (the "Preliminary Prospectus"); and

                  WHEREAS, the Registration Statement describes a proposed public offering by Company (the "Offering") of at least 1,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), and 1,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") to acquire an additional 500,000 shares of Common Stock (which securities will be offered as Units (the "Units") as described in the Preliminary Prospectus); and

                  WHEREAS, the Investor desires to purchase, and the Sellers are severally, and not jointly, willing to sell to Investor, a total of 366,300 shares of Common Stock at a price of $8.14 per share, for an aggregate purchase price of $2,981,682, prior to the commencement of the Offering on the terms and conditions set forth herein; and

                  WHEREAS, Investor also desires to purchase, and the Sellers are severally, and not jointly, willing to sell options (the "Options") to the Investor to acquire from Sellers a total of 183,150 additional shares of Common Stock (the "Option Shares") at a price of $.10 per Option, for an aggregate purchase price of $18,315, at an option exercise price of $11.00 per Option Share (the "Option Exercise Price");

                  WHEREAS, the Company is desirous of facilitating the sale of Common Stock and Options contemplated hereby;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                  PURCHASE AND SALE OF COMMON STOCK AND OPTIONS


                  ss.1.1 Purchase and Sale of Common Stock. (a) Subject to the terms and conditions herein contained, the Sellers on the Closing Date will sell to the Investor, severally and not jointly, and the Investor will purchase from Sellers, a total of 366,300 shares of Common Stock and 183,150 Options, each Seller to sell the number of shares (the "Shares") and Options set forth opposite its name on the signature page hereto. At the Closing, the Sellers will deliver certificates evidencing the Shares (together with stock powers executed in blank and signature guaranteed if required) to the Investor and the Investor shall pay the Sellers (x) $8.14 per share in cash (or $2,981,682 in the aggregate) for the Shares and (y) $.10 per Option ($18,315 in the aggregate) for the Options (subject to adjustment as provided in Section 5.1 hereof). It shall be a condition to the obligations of the Sellers and the Investor to consummate the sale and purchase of Shares and Options hereunder that the representations and warranties of the other parties made herein shall be true and correct on and as of the Closing Date, as if made on such date. The Closing hereunder is conditioned upon the Offering being consummated upon terms and conditions satisfactory to the Investor, it being understood that the sale by the Company on or prior to May 22, 1996 of 1,000,000 Units (each Unit consisting of one share of Common Stock and one Redeemable Common Stock Purchase Warrant, in each case as defined and described in the Preliminary Prospectus) at a price of $9 per Unit shall be satisfactory terms and conditions for purposes of this sentence. Option Shares shall be sold by Sellers to Investor upon the exercise of Options as set forth in 1.2(b) below.

                  (b) Each Seller severally represents to Investor that Seller has sole ownership of the Shares, Options and Option Shares to be sold by it hereunder or pursuant to the Options, and that legal title to the Shares, Options and Option Shares sold by them hereunder shall pass to the Investor at the Closing (and, with respect to the Option Shares, upon each exercise of an Option) free and clear of any liens, claims or encumbrances of any person or entity (other than any of such items created by Investor).

                  ss.1.2     Closing.

                  (a) Time and Place of Closing. The closing of the transactions contemplated hereunder (the "Closing") shall take place concurrently with the closing of the Offering at the offices of Orrick, Herrington and Sutcliffe in New York, New York, or at such other time and place as the parties hereto shall mutually agree, but in any event not later than May 22, 1996 (the "Closing Date").

                  (b) (i) Each Seller, effective on the Closing, hereby grants to Investor an option to acquire from Seller the number of Option Shares (subject to adjustment on the same basis, in the same manner and to the same extent as the Warrants are adjusted pursuant to Section 8 of the Warrant Agreement) set forth opposite Seller's name on the signature page hereto. Options may be exercised by Investor as a whole or in part from time to time, on the basis of one Option Share per Option, at any time commencing on or after the Closing Date and continuing for three years from such date. To exercise an option, the Investor shall deliver a "Notice of Option Exercise" to each

Seller. Investor agrees that it shall exercise Options ratably with respect to each Seller in proportion to such Seller's current percentage ownership of the Company as set forth in the Preliminary Prospectus; provided, however, that if any Seller or Sellers shall not honor its or their Options, the other Seller(s) shall nonetheless be required to honor theirs and, in such event, Investor's obligation hereunder to exercise its Options ratably shall be determined solely with respect to those Sellers honoring their Options in full. Upon the delivery by Investor to a Seller of (x) a duly completed "Notice of Option Exercise" and
(y) the exercise price in cash or by wire transfer, said Seller shall promptly deliver to Investor (i) a stock certificate(s) representing that number of the Company's duly authorized, validly issued, fully paid and nonassessable shares of common stock for which said Option has been exercised, and (ii) unless such certificate is registered in the Investor's name, a stock power (with all requisite stock transfer tax stamps attached) for such certificate(s) duly executed in blank by the Seller, with such signature appropriately guaranteed (if required by the Company's transfer agent). The initial Option Exercise Price shall be $11.00 per Option Share payable in cash forthwith upon exercise thereof, which exercise price shall be adjusted on the same basis, in the same manner and to the same extent as the Warrants are adjusted upon any reclassification, stock split or similar transaction or event.

                  (ii) The Investor hereby grants to each Seller a separate option to acquire from Investor, at any time on or after a date occurring nine months from the Closing Date and ending three years from such Closing Date, on 45 days prior written notice, all or a portion of the Options granted by such Seller to Investor hereunder and not theretofore exercised or redeemed at an option exercise price of $.10 per Option; provided, however, that such option may not be exercised by any Seller unless and until the average closing bid price of the Common Stock equals or exceeds $13.00 per share (the "Redemption Target") (subject to adjustments on the same basis, in the same manner and to the same extent as the Option Exercise Price, as set forth in Section 1.2(b)(i) hereof) for 45 consecutive "trading days" ending within 5 days prior to the Seller's delivery of a "Notice of Seller's Option Exercise" to Investor (in the form annexed hereto); and provided further that if Investor delivers a Notice of Option Exercise plus the exercise price therefor to a Seller at any time prior to the expiration of the 45-day period first above mentioned, said Seller shall be obligated to honor such Notice of Option Exercise and any option exercised by Seller with respect to the Option so exercised shall be deemed withdrawn and without force or effect. For purposes hereof, "average closing bid price" is the per share price determined in accordance with Section 9(a)(i) or Section 9(a)(ii) (as applicable) of the Warrant Agreement (as in effect on the date hereof and, for purposes of such terms as used herein and in the Options, with only such amendments thereto as the Investor and the relevant Seller shall have agreed to)pursuant to which the Warrants are proposed to be issued. The term "trading day" means any day on which the Common Stock is tradeable through one or more of the exchanges or facilities referred to in the definition of the term "average closing bid price." References in this Agreement to the Warrant Agreement "as in effect on the date hereof" and like references shall be deemed references to the 3/22/96 draft of the Warrant Agreement.

                  (iii) The form of Notice of Option Exercise is attached hereto as Annex II.


                  (iv) Failure of any Seller to sell its Shares or issue its Options shall not excuse the other Sellers; however, in the event one or more Sellers does not sell to Purchaser all of its Shares and Options required to be so sold or issued hereunder, the Purchaser (at its option and without liability to any Seller, the Company or anyone else) may elect not to purchase any of the Shares or Options.

                                   ARTICLE 2.

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS

                  Each Seller, severally and not jointly with respect to any representations concerning the Company, and severally and with respect to itself only as to any representation concerning a Seller, represents and warrants to (and severally agrees with) Investor, as follows:

                  ss.2.1 Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted; the Company has substantially complied in all material respects with all federal, state and local laws with respect to its operations and the conduct of its business, provided any failure to comply will not have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise). The Company is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions where necessary to be licensed or qualified. Copies of the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, as they presently exist, heretofore furnished to the Investor are true, complete and correct, as of the date hereof.

                  ss.2.2 Capital Structure of the Company. The Company has an authorized capital stock consisting of ten million shares of Common Stock, $0.01 par value, of which 3,500,000 shares will be outstanding on the Closing Date (excluding any shares sold in the Offering) and 100,000 shares of Preferred Stock, par value $100 per share, none of which will be issued and outstanding at such date. The Company has outstanding options and warrants to acquire Common Stock as set forth in the Preliminary Prospectus.

                  ss.2.3 Corporate Authority. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and other required action by Seller. The Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. The Shares and the Option Shares being sold hereunder and pursuant to the Options by Seller have been duly authorized and validly issued, and are fully paid and non-assessable. Each Option Share, when transferred by Seller to Investor upon exercise of an Option, shall be duly authorized, validly issued, fully paid and nonassessable.

                  ss.2.4 No Defaults Resulting from Agreement. Neither the execution nor delivery of this Agreement nor performance hereof or of the Options by Seller will result in a breach of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or By-Laws of Seller or the Company or any agreement, instrument, undertaking, governmental license, order, writ, decree, injunction, judgment or regulatory or other restriction or obligation to which the Seller or, to the best of Seller's knowledge, the Company is a party or by which its properties or assets may be bound or affected, or result in the creation or imposition of a lien, charge, security interest, claim, or other encumbrance upon the assets or properties of Seller or, to the best of Seller's knowledge, the Company.

                  ss.2.5 Consents and Approvals. The execution and performance of this Agreement and the Options by Seller and the consummation of the transactions contemplated hereby and thereby do not require the consent, approval or action of, or any filing with or notice to, any corporation, person, firm or any governmental or judicial authority or other entity.

                  ss.2.6 Suits, Proceedings, Etc. There are no actions, suits, claims or proceedings pending or threatened against, by or affecting Seller in any court or before any arbitrator or governmental agency, domestic or foreign, which would prevent or hinder its performance hereof or of any Option.

                  ss.2.7     Registration Statement.

                  (a) The Registration Statement contains a complete description of the business and operations of the Company, including historical financial statements for the periods indicated therein that have been prepared in accordance with generally accepted accounting principles consistently applied and the information set forth in the Registration Statement is true and correct in all material respects, and no information is omitted therefrom necessary to make the material information contained therein not misleading; provided, however, that the transaction contemplated hereby has not been reflected in the Registration Statement as of the date hereof (but will be as of the Closing
Date). The financial statements included in the Registration Statement fairly present the results of operations and financial condition of the Company for the periods stated. The Preliminary Prospectus does not contain, and the Prospectus to be delivered to the Investor upon effectiveness of the Registration Statement will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                  (b) Since March 29, 1996, the date on which the Registration Statement was filed with the SEC, the Company has not experienced any change with respect to its business, properties, operations, prospects or condition (financial or otherwise), entered into any contracts or arrangements, been the subject of, party to or threatened by any claim, action, suit or proceeding, incurred any debt or liability or otherwise engaged in any transaction or been the subject of any event, action, proceeding or state of facts which would have, individually or collectively, a material adverse effect on TSG's business, properties, operations, prospects or condition (financial or otherwise) as the same are described in the Registration Statement ("Material Adverse Effect"). Prior to the Closing, each Seller agrees to promptly notify Investor of any event of which it is aware which could reasonably result in a Material Adverse Effect. If any such Material Adverse Effect has occurred, or if any of the representations or warranties of any Seller or the Company contained herein or in any document referred to herein is not true and correct on the Closing Date, in each case in the opinion of the Investor, the Investor shall not be obligated to purchase any of the Shares or Options and shall have no liability to any Seller, the Company or any other person or entity in the event it does not do so.

                  ss.2.8 Reservation of Shares. During the period within which any Option may be exercised, Seller will at all times own solely by itself (subject to no lien, claim or other encumbrance or any other option or similar right) a sufficient number of shares of the Common Stock solely to provide for the exercise of the rights represented by Investor's unexercised Options. Seller and Investor shall cooperate so that, to the extent feasible, no transfer or similar taxes shall be payable in connection with the sale or other delivery of any shares deliverable hereunder or pursuant to the Option; if there are any such transfer or similar taxes, Seller shall pay the same.

                  ss.2.9 Delivery of Option Shares. If the Investor exercises its Option, it shall be entitled to receive any dividend or similar payments paid or issued with respect to such Option Shares from and after the date that it has delivered to the Seller the duly executed Notice of Option Exercise and the related exercise price, regardless of when the Shares are actually delivered to Investor, and any such amounts or issuances otherwise received by Seller with respect thereto shall be held by Seller in trust for Investor and promptly delivered by it to Investor.

                                   ARTICLE 2.A

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  The Company hereby represents and warrants to the Investor that the Preliminary Prospectus does not contain, and the Prospectus to be delivered to the Investor upon effectiveness of the Registration Statement will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

                  The Investor hereby represents and warrants to each of the Sellers as follows:


                  ss.3.1 Corporate Authority. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles. The Investor has full corporate right, power and authority to make, execute and perform this Agreement and to purchase the Shares. The execution, delivery and performance of this Agreement and the purchase of the Shares have been duly authorized by all necessary corporate action by the Investor. The Agreement constitutes the legal, valid and binding obligations of the Investor, enforceable against it in accordance with its terms.

                  ss.3.2 No Defaults Resulting from Agreement. Neither the execution nor delivery of this Agreement nor performance hereof by the Investor nor the purchase of the Shares will result in a breach of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or By-Laws (or comparable documents) of the Investor or any agreement, instrument, undertaking, governmental licenses, order, writ, decree, injunction, judgment or regulatory or other restriction or obligation to which the Investor is a party or by which its properties or assets may be bound or affected.

                  ss.3.3 Consents and Approvals. The execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby do not require the consent, approval or action of, or any filing with or notice to, any corporation, person, firm or any governmental or judicial authority, except such as have been obtained or will be obtained prior to Closing.

                  ss.3.4 Due Execution of Agreement. This Agreement constitutes its valid and legally binding obligation enforceable in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                  ss.3.5 Investment Intent of Investor. (a) The Shares, the Options and the Option Shares which the Investor will acquire hereunder will be acquired for investment and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in any distribution of such securities within the meaning of the Securities Act of 1933, as amended, except in a transaction which is exempt from registration under the applicable federal securities laws, or pursuant to an effective registration statement thereunder. The certificates evidencing the Shares and the Option Shares which will be delivered to the Investor by the Sellers shall bear substantially the following legend:

                  "The Shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. Such Shares may not be sold, except in a transaction which in the opinion of securities counsel reasonably satisfactory to the Company (including counsel to the Company) is exempt from registration under applicable federal securities laws, or pursuant to an effective registration statement thereunder."


                  (b) The Investor acknowledges and agrees that the Underwriter for the Offering will require that the Shares, Options and Option Shares not be sold to the public, directly or indirectly, for a period of twelve months following the Offering without the prior consent of the Underwriter, and Investor hereby agrees to such restriction and acknowledges that a legend to that effect will also be noted on the certificates evidencing the Shares, Options and Option Shares. Any transferee of Investor shall become a party to the Amended Stockholders' Agreement as a condition to such transfer.

                  (c) The Investor acknowledges that it has been advised that the Shares, Options and Option Shares to be delivered hereunder have not and are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the "Blue Sky" laws of any jurisdiction, and that the Sellers in selling such securities will be relying upon, among other things, the representations and warranties of the Investor contained in Section 3.5 of this Agreement in concluding that such issuance is a "private resale" and does not require compliance with the registration provisions of the Securities Act.

                  (d) Investor hereby agrees and understands that, although the Company currently intends to consummate the Offering, there is no assurance that such Offering will be successfully completed, and that consummation of such Offering is a condition to the obligations of the Company, the Sellers and Investor hereunder.

                  ss.3.6 Receipt of Documents; Access. The Investor hereby acknowledges receipt of the Registration Statement and the exhibits thereto and further affirms that it is relying thereon in connection with its purchase of the Shares and the Options. The Investor represents that by virtue of its investment acumen, knowledge and business experience and independent advice, it is capable of understanding and evaluating the risks, hazards and merits of participating in the acquisition of the Shares, Options and Option Shares and the Investor is a party of substantial financial means who is able to bear the economic risk of participating in the purchase of the Shares, the Options and the Option Shares. The Investor acknowledges having been afforded full access to all information, filings and other documents related to the Company deemed necessary by it, and it has had full access to personnel of the Company and has had, and has exercised, the opportunity to ask questions of, and receive answers from, officers of the Company concerning all matters the Investor considered relevant to its acquisition of the Shares, the Options and the Option Shares.

                                   ARTICLE 4.

                            COVENANTS AND AGREEMENTS

                  ss.4.1 Absence of Brokers. Each Seller and the Investor represents and warrants to the other that no broker or finder has acted on its behalf (except, as to the Investor, the Advisor) in connection with this Agreement or the transactions contemplated hereby. Each Seller and the Investor agrees to indemnify the other and hold and save it harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

                                   ARTICLE 5.

                      PRICE PROTECTION; REGISTRATION RIGHTS

                  ss.5.1 Price Protection. In the event that the Units in the Offering are sold to the Underwriters at a price to public, less underwriting discounts and commissions per Unit (the "Net Price"), of less than $8.19 per share, then the Sellers shall sell to Investor ratably, without payment by the Investor of any kind, within thirty (30) days of the completion of the Offering,
(x) the number of additional shares of its Common Stock ("Additional Shares"), equal to the difference between (i) A divided by B, multiplied by C, and (ii) C, where A equals $8.19, B equals the Net Price per Unit in the Offering and C equals 366,300 and (y) the number of additional Options equal to the difference between (i) A divided by B, multiplied by C, multiplied by D, and (ii) E, where A B C have the values noted above and where D equals .5 and E equals 183,150. Appropriate adjustment shall also be made to the Option Exercise Price and the Redemption Target in the event that the initial exercise price of Warrants in the Offering is less than $11.00 per share of Common Stock.

                  ss.5.2 Amended Stockholder's Agreement. Reference is made to a proposed amendment and restatement of the Stockholders Agreement, dated as of October 31, 1994 among the Company and the Sellers (the "Amended Stockholder's Agreement"), which is attached as Annex I-A. Immediately upon, and as a further condition to, the occurrence of the Closing, (x) Investor shall become a party to the Amended Stockholder's Agreement and, thereby, a "Minority Stockholder" for purposes of such agreement, entitled to all of the rights, and subject to all of the obligations attendant thereto, without any further action required on its part other than its signature to the Amended Stockholders Agreement and (y) Sellers and the Company and Investor shall execute and deliver the Amended Stockholder's Agreement. The Shares shall bear the appropriate legend to reflect the restrictions of the Amended Stockholder's Agreement and this Agreement.

                  ss.5.3 Board Representation. The Sellers agree to cause one designee of Investor, who shall be satisfactory to the Company in its reasonable opinion, to be elected to a vacancy in the Board of Directors of the Company within 90 days after the Closing. If there is no vacancy, the Company shall cause one to occur either by increasing the number of directors by one or obtaining the resignation of an existing director.

                                   ARTICLE 6.

                            MISCELLANEOUS PROVISIONS

                  ss.6.1 Survival of Representations. All statements contained herein or in any certificate or other instrument delivered by or on behalf of the Investor, the Sellers or the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, covenants and agreements made by the respective parties to this Agreement or pursuant hereto and shall survive the consummation of the transactions contemplated herein.

                  ss.6.2 Notices. All notices, requests, demands, tenders and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, postage prepaid:

                  (a)      To the Company:

                           Technology Service Group, Inc.
                           20 Mansell Court East, Suite 200
                           Roswell, Georgia 30076
                           Attention:  President

                           With a copy to:

                           Roger M. Barzun, Esq.
                           60 Hubbard Street
                           P.O. Box 767
                           Concord, MA 01742

                  (b)      To the Sellers:

                           Wexford Partners Fund L.P.
                           411 West Putnam Avenue
                           Suite 125
                           Greenwich, CT 06830
                           Attention:  Robert M. Davies

                           Acor, S.A.
                           17, Rue du Colisee
                           Paris, France 75008
                           Attention:  Olivier Roussel

                           Firlane Business Corp.
                           Box 202
                           1211 Geneva 12 Switzerland
                           Attention:  Jean-Louis Kaiser

                           With a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York 10036
                           Attention:  Theodore LaPier, Esq.

                  (c)      To the Investor:


                           c/o Applied Telecommunications Technologies, Inc. 20 William Street
                           Wellesley, Massachusetts 02181
                           Attention:  Dennis Cameron

                           With a copy to:

                           Sullivan & Worcester LLP
                           767 Third Avenue
                           New York, New York 10017
                           Attention:  Paul Wiener
or, in each case, to such other address for such party as such party notifies the others in accordance with the terms hereof.

                  ss.6.3 Entire Agreement. This Agreement supersedes all prior discussions and agreements between and among the Company and Investor with respect to the Shares and the other matters contained herein.

                  ss.6.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion.

                  ss.6.5 Amendments. Except as otherwise specifically set forth in this Agreement, this Agreement may be amended or modified only by a writing signed by the party adversely affected thereby.

                  ss.6.6 Successors and Assigns. This Agreement (including, without limitation, the options provided for herein) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto agree that any transferee of any Shares or Option Shares owned by them shall become a party to this Agreement as a condition to any such transfer.

                  ss.6.7 GOVERNING LAW. THE VALIDITY AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  ss.6.8 Headings. The headings set out in this Agreement are for convenience of reference and shall not be deemed a part of this Agreement.

                  ss.6.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.


                  ss.6.10 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

                  ss.6.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE

SHARES BEING SOLD HEREUNDER, THE OPTIONS, THE OPTION SHARES OR THE AMENDED STOCKHOLDERS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO.

                  ss.6.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Sellers and the Investor and their respective successors and permitted assigns. Nothing contained herein shall be deemed to confer upon anyone other than such persons and entities any right to insist on or to enforce the performance or observance of any of the obligations contained herein, and no other person or entity (including without limitation the Company) shall under any circumstances be deemed to be a beneficiary of the provisions hereof.

                  ss.6.13    Expenses.  Each party hereto shall pay its own
expenses.

                                   ARTICLE 7.

                  ss.7.1 Conditions Precedent. In addition to the conditions precedent set forth elsewhere in this Agreement, Investor's obligations to purchase the Shares and the Options hereunder shall be subject to the fulfillment to the Investor's satisfaction of the following:

                  (a) Those provisions of the Warrants and the Warrant Agreement which are incorporated by reference into, or otherwise applicable to, the Options and this Agreement shall be satisfactory to the Investor in form and substance.

                  (b) Legal Opinions. The Investor shall have received legal opinions, in form and substance satisfactory to it, addressed to it and dated the Closing Date, of counsel to Wexford Partners Fund L.P. and the Company, covering the matters set forth in Sections 2.1, 2.3, 2.4 and 2.5 hereof. In addition, the Investor shall have received copies of all opinions delivered or required to be delivered by counsel for the Company to the Underwriters or any of them on the Closing Date, together with letters from such counsel stating that the Investor may rely thereon as fully as if such opinions were addressed directly to it.

                  (c) On the Closing Date, and after giving effect to the Offering, the Shares sold to the Investor by the Sellers hereunder shall represent no less than 6% of the Company's issued and outstanding shares on such date.

                  (d) Each Seller shall have delivered to the Investor a certificate of one of Seller's authorized officers certifying, as of the Closing Date, compliance with the conditions of Article 7 hereof and as to the accuracy on the Closing Date of all of the representations of such Seller contained herein.

                  (e) The Company shall have delivered to the Investor a certificate of one of its authorized officers certifying, as of the Closing Date, compliance with the conditions of Article 7 hereof and as to the accuracy on the Closing Date of all of the representations of the Company contained herein.

                  (f) Approvals and Consents All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any government or government authority or agency, or any other person or entity, required to authorize or required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby by any party shall have been obtained.

                  (g) No amendments shall have been made to the Company's certificate of incorporation or by-laws which have not been consented to by the Investor.

All documents, certificates, financial statements, opinions and papers required by this Section 7.1 shall be in form and substance satisfactory to the Investor.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                       TECHNOLOGY SERVICE GROUP, INC.

Shares/Options and Option              By:______________________________________
  Shares to be sold:                          Authorized Signatory

285,714/142,857                        WEXFORD PARTNERS FUND L.P.

                                       By:  Wexford Capital L.P.

                                            By: Wexford Capital Corporation

                                                 By:_______________________
                                                      Authorized Signatory
                                                 Name:
                                                 Title:
                                                 Address:


53,114/26,557                          ACOR, S.A.

                                       By:______________________________________
                                              Authorized Signatory

27,472/13,736                          FIRLANE BUSINESS CORP.

                                       By:______________________________________
                                              Authorized Signatory

                                       A.T.T. IV, N.V.

                                       By: Applied Telecommunications
                                            Technologies, Inc., Attorney-in-Fact

                                           By:__________________________________
                                                  Authorized Signatory
                                           Address: 20 William Street
                                                    Wellesley, MA 02181

                                                                        Annex II

                 NOTICE OF OPTION EXERCISE FOR INVESTOR OPTIONS

[Name and address of Seller

The undersigned hereby irrevocably elects to exercise the right to purchase ________ Option Shares (as such term is defined in (but subject to adjustment as provided in) the Stock Purchase and Option Agreement, dated April ___, 1996, among Technology Service Group, Inc., Wexford Partners Fund L.P., Acor, S.A., Firlane Business Corp. and A.T.T. IV, N.V. (the "Agreement"), at a price per share equal to $_____ per share. The undersigned acknowledges that the obligation of the Sellers to issue the Option Shares is conditioned upon the payment to Seller of the applicable Option Exercise Price. The undersigned represents to Seller that a Notice of Option Exercise is concurrently being delivered to the other Sellers in accordance with the Agreement.

Dated:____________________

A.T.T. IV, N.V.

By:___________________________________
         Authorized Officer

                                                                       Annex III

                      NOTICE OF OPTION EXERCISE FOR SELLERS

A.T.T. IV, N.V. Optionor
c/o Applied Telecommunications Technologies, Inc.,
[address]

The undersigned hereby irrevocably elects to exercise the right to purchase from optionor ________ Options (as such term is defined in the Stock Purchase and Option Agreement, dated ____________, 1996, among Technology Service Group, Inc., Wexford Partners Fund L.P., Acor, S.A., Firlane Business Corp. and A.T.T. IV, N.V. (the "Agreement"), at a price of $___ per Option. The undersigned acknowledges that the obligation of the Optionor to sell the Options to the undersigned is conditioned upon certain events described in the Agreement and the payment to Optionor of the option exercise price therefor.

Dated:____________________

[Name of Optionee]

By:___________________________________
         Authorized Officer